Exhibit 10.14

EMPLOYEE RETENTION INCENTIVE AGREEMENT

 THIS EMPLOYEE INCENTIVE AGREEMENT(hereinafter referred to as "Agreement") is made and entered into by and between Alberto Santa Ines (hereinafter referred to as "employee") and Abaxis, Inc. (hereinafter referred to as "Company") on April 13, 2001.

WHEREAS, Employee was hired by Company in February 2000, as Director of Finance;

WHEREAS, Company Desires to retain the services of Employee and Employee desires to continue to provide such services for at least (3) years;

NOW THEREFORE, in consideration of the promises herein contained, Company agrees to provide Employee Retention Incentive.

  IN ADDITION to Employee's "Regular Compensation" as defined in [C] below, Company shall pay Employee an "Employee Retention Incentive" as defined in [D] below, if ANY of the two (2) conditions below occur:
    Company terminates the services of Employee for any reason or abandonment of the responsibilities of the job except for criminal misconduct committed by Employee against Company or abandonmnet of the responsibilities of the job at anytime within three (3) years from signing of this Agreement, OR

b) Employee provides services to Company for a period of three (3) years from the signing of this Agreement.

B. Employee shall not be entitled to Employee Retention Incentive if Employee voluntarily Terminates Employee's services from Company within three (3) years from the signing for this Agreement.

C. "Regular Compensation" shall include salaries, benefits, bonuses, stock option plans and other Incentives that Employee will earn and/ or be entitled to even without this Agreement.

D. "Employee Retention Incentive" shall include salaries, benefits, bonuses, stock option plans and Other Incentives that Employee will earn and / or be entitled to for nine (9) consecutive months from the signing of this Agreement.

E. Employee Retention Incentive shall be paid by Company to Employee in one (1) lump sum Payment within five (5) business days of the occurrence of any of the two (2) conditions described in [A] above.
_________________________	__________________________
Clint Severson, Chairman of the Board and CEO, representing "Company"	Alberto Santa Ines ("Employee")